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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report-October 21, 2005
                        ---------------------------------
                        (Date of Earliest Event Reported)



                                POPULAR ABS, INC.
          -------------------------------------------------------------
          (as depositor under a certain Pooling and Servicing Agreement dated as of October 1, 2005, providing for the issuance of
               Mortgage Pass-Through Certificates, Series 2005-5)
             (Exact Name of Registrant as specified in its charter)



         Delaware               333-115371-10                 52-2029487
------------------------     ---------------------      -----------------------
(State of Incorporation)     (Commission File No.)      (IRS Employer I.D. No.)

     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
     -----------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (302) 478-6160

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Item 8.01  Other Events.

         In connection with the issuance of its Mortgage Pass-Through Certificates, Series 2005-5, on October 21, 2005, Popular ABS, Inc. entered into a Pooling and Servicing Agreement dated as of October 1, 2005 (the "Pooling and Servicing Agreement"), by and among Popular ABS, Inc., a Delaware corporation, as depositor ("ABS"), Equity One, Inc., a Delaware corporation, as servicer, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Popular Financial Funding, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, N.A., as trustee The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits:

99.1     Pooling and Servicing Agreement dated as of October 1, 2005











------------------
* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated October 17, 2005 and prospectus supplement dated October 17, 2005, of Popular ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2005-5.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     POPULAR ABS, INC.


                                     By: /s/  James H. Jenkins
                                         ------------------------------------
                                            James H. Jenkins
                                            Executive Vice President and CFO


Dated: October 21, 2005























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Exhibit Index

Exhibit

99.1     Pooling and Servicing Agreement dated as of October 1, 2005



































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